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                                                                   Exhibit 10.14


                                 July 30, 1997

True North Communications Inc.
101 East Erie Street
Chicago, IL 60611-2897

Ladies and Gentlemen:

     Reference is made to the Employment Agreement dated as of December 31, 1996, between True North Communications Inc. (the "Company") and the undersigned, which together with the letter dated June 19, 1997, from Paul Sollitto to Lisa Gersh Hall (a copy of which is attached) constitutes the Employment Agreement.

     As a member of the Board of Directors, I am familiar with the proposed Agreement and Plan of Merger among the Company, one of its subsidiaries and Bozell, Jacobs, Kenyon & Eckhardt, Inc. ("BJK&E") to be entered into as of the date hereof (the "Merger Agreement"). For purposes of this letter, the "Contemplated Changes" mean (i) the Merger expressly described in the Merger Agreement and (ii) the board governance, management arrangements and corporate structure expressly described in the Merger Agreement; provided, however, that the plan of succession referred to in Section 5.16 of the Merger Agreement shall not be included in the definition of Contemplated Changes. This will confirm that, for so long as each of the individuals identified in Section 5.16 hold the positions referred to therein, I waive my right to assert that the Contemplated Changes would allow me to effect a Qualifying Termination by reason of an event described in Section 4(a)(iv)(1)(ii) or (v) of the Employment Agreement or would allow me to effect a Qualifying Termination for purposes of Section 5(d) of the Employment Agreement or the Company's Asset Protection Plan. I expressly reserve all rights to assert that termination following any events which may occur subsequent to Effective Time (as described in the Merger Agreement) (including the implementation of such plan of succession) may allow me to effect a Qualifying Termination under the provisions referenced above, or any other applicable provision of the Employment Agreement. It is also agreed that, for purposes of Section 5(d) of the Employment Agreement, the Merger constitutes a Change in Control and that the Contemplated Changes constitute events described in Section 4(a)(iv)(1)(v) of the Employment Agreement and if I terminate my employment after any of the individuals identified in Section 5.16 of the Merger Agreement no longer hold the positions referred to therein, such termination will be due to the occurrence without my consent of events described in Section 4(a)(iv)(1)(v) of the Employment Agreement.

     I further consent to your sharing this with BJK&E and to making whatever disclosure about this letter which may be compelled by your obligations under the federal securities laws or other applicable laws and regulations.

                                       Very truly yours,

                                       /s/ J. Brendan Ryan

                                       J. Brendan Ryan

Attachment

Agreed and Acknowledged
True North Communications Inc.

By: /s/ Theodore J. Theophilos
-------------------------------------
        Theodore J. Theophilos
        Executive Vice President
        and General Counsel


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[LOGO]
TRUE NORTH COMMUNICATIONS INC,

101 EAST ERIE STREET, CHICAGO, ILLINOIS 60611-2897, USA PHONE 312 425 6500 FAX 312 425 5010

PAUL L. SOLLITTO
VICE PRESIDENT
CORPORATE HUMAN RESOURCES

June 19, 1997

VIA FEDERAL EXPRESS
-------------------

Ms. Lisa Gersh Hall
Friedman & Kaplan
875 Third Avenue
New York, New York 10022-6225

Dear Lisa:

Attached for your files is a copy of the executed Employment Agreement for Brendan Ryan. I have provided Brendan with his own original and a second signed original is on file in Chicago.

Per your letter of May 5, this letter confirms our mutual understanding of the following two points:

     1. At the end of the term of the Agreement, Brendan will be entitled to the benefits payable under the Directors Part-Time Employment Agreement, with all age and service requirements deemed to be satisfied and with the benefit calculated at 45% of final average annual compensation, assuming 30 years of credited service.

     2.  The non-competition and non-solicitation restrictions provided for in
         Section 7 of the Agreement will apply during the Full-Time Employment Period and Severance Period provided that Brendan is being paid the compensation to which he is entitled.

I think this wraps up the last of the details. Let me know if you need anything else.

Regards,

/s/ Paul Sollitto

PS:Vgo
Attachment

cc:  B. Ryan